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                                                                   EXHIBIT 10.66

                              AMENDMENT NO. 1 TO
                   AMENDED AND RESTATED EMPLOYMENT CONTRACT

     This Amendment No. 1 to Amended and Restated Employment Contract ("Amendment") is executed and delivered as of December 17, 1997, by and between Eastern Environmental Services, Inc., a Delaware corporation ("Company"), and Dennis M. Grimm, an individual ("Employee").

                                   RECITALS

     Employee and Company previously entered into an Amended and Restated Employment Agreement dated May 16, 1997 (the "Agreement"). The parties wish to amend and revise certain terms of the Agreement, as more fully set forth below. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, terms and conditions set forth herein and the performance of each, the parties hereby agree to amend the Agreement as follows:

     1.  AMENDMENTS.

     (a) Paragraph 1(a) of the Agreement is amended to provide that Employee is employed as Company's Chief Operating Officer.

     (b) Paragraph 1(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

     "Employee shall not, during the term of his employment hereunder, without the prior written consent of Company, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage, if such activity interferes with Employee's duties and responsibilities under this Agreement. Employee's employment is for a full-time position. Company acknowledges that Employee may maintain ownership interests in the Permitted Businesses as hereinafter defined. Employee represents that he will not spend more than ten hours per month during normal business hours on matters pertaining to the Permitted Businesses. For purposes of this Agreement, the Permitted Businesses shall consist solely of: (i) National Earth Products, Inc. (including the chairmanship of such company), the sole business of which is landfill construction, environmental remediation projects and earth materials processing and sales; and (ii) D. M. Grimm, Inc., the sole business of which is the brokerage of and receipt of payments under an ash disposal agreement. Employee may make personal investments in such form or manner as will neither require Employee's services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of Paragraph 4."

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     (c)  Paragraph 2(a) of the Agreement shall be amended to provide that the
Company shall pay Employee a salary at the rate of $300,000, instead of $150,000.

     (b) Paragraph 2(e) of the Agreement is hereby amended and restated in its entirety to read as follows:

     "In addition to any options granted in the prior paragraph or in the March Agreement, Employee shall be granted stock options ("Additional Options") exercisable for One Hundred Thousand (100,000) shares of the Company's common stock at a per-share exercise price equal to the closing price of the stock on the Nasdaq Stock Market on December 17, 1997. The Additional Options shall be granted under the Company's 1996 stock option plan. The Additional Options shall vest over four years, one-quarter of the Options vesting on each anniversary date of the date of grant. Notwithstanding the above schedule, the Additional Options shall vest and be exercisable immediately upon the Company's merger, consolidation, or other business combination with another entity where the Company is not the surviving entity, or upon the Company's sale of substantially all of its assets."

     (e)  Paragraph 2(f) shall be added to the Agreement to read as follows:

     "Company shall pay Employee a cash bonus of $50,000 as of December 31, 1997. Employee shall be paid additional bonuses at the discretion of the Compensation Committee of the Board of Directors of Company."

     (f)  Paragraph 2(g) shall be added to the Agreement to read as follows:

     "Upon the Company's merger, consolidation, or other business combination with another entity where the Company is not the surviving entity and Louis D. Paolino, Jr., is not the Chief Executive Officer or Chairman of the Board of Directors of the surviving entity, or upon the Company's sale of substantially all of its assets, Company shall pay Employee a bonus equal to two times his then annual salary. Such bonus may be paid in cash or in common stock of the Company (which is registered under the Securities Act of 1933 or which shall be registered under such Act within 120 days of its delivery to Employee) at the Company's option."

     (g) Paragraph 3 of the Agreement shall be amended to provide that the Term shall expire on December 17, 2001.

     2.  MISCELLANEOUS.

     (a) All references in the Agreement to "this Agreement" or like terms shall mean and be a reference to the Agreement as amended by this Amendment and all references to "the Agreement" or a like term in any agreement executed in connection with the Agreement shall mean and be a reference to the Agreement as amended by this Amendment.

     (b) Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect.

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     (c)  This Amendment hereby incorporates, includes and is subject to
Paragraphs 8 through and including 15 of the Agreement.

     IN WITNESS WHEREOF, the undersigned parties have executed this Amendment on the year and day above written.

                    EASTERN ENVIRONMENTAL SERVICES, INC


                        /s/ Louis D. Paolino, Jr.
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                    BY: LOUIS D. PAOLINO, JR.
                    ITS: PRESIDENT


                         /S/  DENNIS M. GRIMM
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                    DENNIS M. GRIMM